Exhibit 99.1
News

400 Somerset St., New Brunswick, NJ 08901
732.342.7600

Magyar Bancorp Announces Results of Annual Shareholder Meeting

New Brunswick, NJ—February 12, 2007—Magyar Bancorp, Inc., parent company of Magyar Bank, announced today the results of the Company’s first annual shareholders meeting held Monday, February 12, 2007.

Shareholders re-elected Elizabeth E. Hance, Thomas Lankey, and Joseph A. Yelencsics as directors, approved the Company’s 2006 Equity Incentive Plan, and ratified the appointment of Grant Thornton LLP as the Company’s independent registered public accountants for 2007.

About Magyar Bancorp
Magyar Bancorp (NASDAQ: MGYR) is the parent company of Magyar Bank, a $449 million asset community bank headquartered in New Brunswick, New Jersey. Magyar Bank has been serving families and businesses in Central New Jersey since 1922 with a complete line of financial products and services, and today Magyar operates branch locations in Branchburg New Brunswick, North Brunswick, and South Brunswick. Visit Magyar online at www.magbank.com.

Contact: John Reissner, Vice President, Marketing Director, 732.214.2083